Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ  08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

FIRST QUARTER 2014 FINANCIAL RESULTS

•                  Non-GAAP total revenue of $98.7 million increases 24% year-over-year

•                  Non-GAAP operating income of $24.2 million or a 25% operating margin driving non-GAAP EPS of $0.39, an  increase of 39% year-over-year

•                  Cloud Services revenue of $43.7 million increases 83% year-over-year

BRIDGEWATER, NJ — April 30, 2014 — Synchronoss Technologies, Inc. (NASDAQ: SNCR), the mobile innovation leader that provides cloud solutions and software-based activation for connected devices across the globe, today announced financial results for the first quarter of 2014.

“Synchronoss delivered strong first quarter results highlighted by revenue that exceeded our expectations, driven by 83% year-over-year Cloud Services revenue growth,” said Stephen G. Waldis, Founder and Chief Executive Officer of Synchronoss. “Increased promotional activity by our customers, along with enhanced and integrated new cloud functionality embedded on the device, is having a positive impact on subscriber adoption rates and positions Synchronoss well to deliver strong growth in 2014.”

Waldis added, “Customer reaction to our most recent product launches, Synchronoss Integrated Life™ and Synchronoss Workspace™, has been extremely positive and represents additional growth opportunities over time.  We are seeing our customers rapidly embrace cloud technologies as a key component of their enhanced communications strategy.  Our expanded product set meaningfully increases the value we can deliver to our customers and reflects the increasingly strategic role Synchronoss can provide to them.”

On a GAAP basis, Synchronoss reported net revenues of $98.5 million, representing an increase of 26% compared to the first quarter of 2013.  Gross profit was $58.5 million and income from operations was $12.4 million in the first quarter of 2014.  Net income applicable to common stock was $7.6 million, leading to diluted earnings per share of $0.19, compared to $0.01 for the first quarter of 2013.

On a non-GAAP basis, Synchronoss reported net revenues, adjusted for the effect of certain acquisitions, of $98.7 million, an increase of 24% compared to the first quarter of 2013. Gross profit for the first quarter 2014 was $60.0 million, representing a gross margin of 61%.  Income from operations was $24.2 million in the first quarter of 2014, representing a year-over-year increase of 52% and an operating margin of 25%.  Net income was $15.9 million in the first quarter of 2014, up from $10.9 million in the year ago period.  Diluted earnings per share were $0.39 for the first quarter of 2014, an increase of 39% compared to $0.28 for the first quarter of 2013.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“The first quarter was a strong start to 2014 and we are pleased with the rapid adoption and customer scaling of our Synchronoss Personal Cloud™ platform,” said Karen L. Rosenberger, Chief Financial Officer and Treasurer.  “We are seeing positive trends in a number of areas in our business and believe we are well positioned to generate strong levels of revenue growth and profitability going forward.”

Other First Quarter and Recent Business Highlights:

•                  Cloud Services revenue accounted for $43.7 million of non-GAAP revenue, representing approximately 44% of total non-GAAP revenue and growing 83% on a year-over-year basis.

•                  Activation Services revenue accounted for $55.0 million of non-GAAP revenue, representing approximately 56% of total non-GAAP revenue and essentially flat on a year-over-year basis.

•                  Announced a partnership with Napster to create cloud-based music sharing through Synchronoss’ new solution called The Synchronoss Social Music Platform™ by integrating Napster’s music streaming services directly into the Synchronoss Personal Cloud™.

•                  Telstra, Australia’s largest telecommunications provider, announced the availability of the T-Cloud™ personal cloud service, which is being powered by the Synchronoss Personal Cloud™.

•                  Time Warner Cable chose Synchronoss Integrated Life™ to support their Connected Home offering, which includes 24x7 security and fire protection, remote access and lighting and temperature controls.

•                  Appointed Mr. Chris Halbard to the role of Executive Vice President and President, International, to lead the company’s international business development initiatives and operations. Mr. Halbard is the former Chief Operating Officer and Chief Financial Officer for British Telecom Global Services and held senior positions at AT&T and Lucent Technologies.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call today, April 30, 2014, at 8:30 a.m. (ET) to discuss the company’s financial results.  To access this call, dial 866-202-0886 (domestic) or 617-213-8841 (international). The pass code for the call is 36063587. Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site www.synchronoss.com.

Following the conference call, a replay will be available for a limited time at 888-286-8010 (domestic) or 617-801-6888 (international).  The replay pass code is 16327293.  An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, operating income, net income, effective tax rate, earnings per share and cash flows from operating activities. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back the deferred revenue write-down associated with acquisitions, fair value stock-based compensation expense, acquisition-related costs, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc. (NASDAQ:SNCR), is the mobile innovation leader that provides cloud solutions and software-based activation for connected devices across the globe. The company’s proven and scalable technology solutions allow customers to connect, synchronize and activate connected devices and services that empower enterprises and consumers to live in a connected world. For more information visit us at:

www.synchronoss.com

Source: Synchronoss Technologies, Inc.

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “hopes,” “seeks,” “strategies,” “targets,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2013 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Synchronoss, Synchronoss Personal Cloud, Synchronoss Integrated Life, Synchronoss Workspace and the Synchronoss logo are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

SOURCE: Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc.

Investor:

Brian Denyeau, 646-277-1251

investor@synchronoss.com

or

Media:

Stacie Hiras, 908-547-1260

stacie.hiras@synchronoss.com

SYNCHRONOSS TECHNOLOGIES, INC.

BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	March 31, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$47,271	$63,512
Marketable securities	11,122	9,105
Accounts receivable, net of allowance for doubtful accounts of $329 and $237 at March 31, 2014 and December 31, 2013, respectively	93,911	64,933
Prepaid expenses and other assets	19,042	19,451
Deferred tax assets	3,752	4,626

Total current assets	175,098	161,627
Marketable securities	3,833	4,988
Property and equipment, net	104,165	106,106
Goodwill	137,373	137,743
Intangible assets, net	99,997	101,963
Deferred tax assets	3,175	4,210
Other assets	9,899	10,382

Total assets	$533,540	$527,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,145	$9,528
Accrued expenses	29,717	37,919
Deferred revenues	12,182	15,372
Contingent consideration obligation	22	22

Total current liabilities	48,066	62,841
Lease financing obligation - long term	9,247	9,252
Contingent consideration obligation - long-term	6,079	4,468
Other liabilities	3,686	2,819
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding at March 31, 2014 and December 31, 2013	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 44,913 and 44,456 shares issued; 41,146 and 40,663 outstanding at March 31, 2014 and December 31, 2013, respectively	4	4
Treasury stock, at cost (3,767 and 3,793 shares at March 31, 2014 and December 31, 2013, respectively)	(66,770)	(67,104)
Additional paid-in capital	403,550	393,644
Accumulated other comprehensive income (loss)	276	(723)
Retained earnings	129,402	121,818

Total stockholders’ equity	466,462	447,639

Total liabilities and stockholders’ equity	$533,540	$527,019

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Net revenues	$98,477	$78,276
Costs and expenses:
Cost of services (1)(2)(3)*	39,979	32,131
Research and development (1)(2)(3)	15,541	16,718
Selling, general and administrative (1)(2)(3)	17,125	14,652
Net change in contingent consideration obligation	1,211	433
Restructuring charges	—	5,172
Depreciation and amortization	12,266	8,969

Total costs and expenses	86,122	78,075

Income from operations	12,355	201
Interest income	49	86
Interest expense	(420)	(232)
Other income (expense) (4)	796	(258)

Income before income tax expense	12,780	(203)
Income tax (expense) benefit	(5,196)	679

Net income	$7,584	$476

Net income per common share:
Basic	$0.19	$0.01

Diluted	$0.19	$0.01

Weighted-average common shares outstanding:
Basic	39,769	38,121

Diluted	40,655	39,089

* Cost of services excludes depreciation and amortization which is shown separately.

(1) Amounts include fair value stock-based compensation as follows:
Cost of services	$1,258	$1,200
Research and development	1,270	1,296
Selling, general and administrative	3,314	2,414

Total fair value stock-based compensation expense	$5,842	$4,910

(2) Amounts include acquisition costs as follows:
Cost of services	$31	$—
Research and development	48	—
Selling, general and administrative	139	574

Total acquisition costs	$218	$574

(3) Amounts include fair value earn-out cash and stock compensation as follows:
Cost of services	$—	$(57)
Research and development	—	(66)
Selling, general and administrative	424	(49)

Total fair value earn-out cash and stock compensation expense	$424	$(172)

(4) Amounts include Fx change of the contingent consideration obligation as follows:
Other income	$—	$30

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Non-GAAP financial measures and reconciliation:

GAAP Revenue	$98,477	$78,276
Add: Deferred revenue write-down	224	1,204

Non-GAAP Revenue	$98,701	$79,480

GAAP Revenue	$98,477	$78,276
Less: Cost of services	39,979	32,131

GAAP Gross Margin	58,498	46,145

Add: Deferred revenue write-down	224	1,204
Add: Fair value stock-based compensation	1,258	1,200
Add: Acquisition and restructuring costs	31	—
Add: Deferred compensation expense - earn-out	—	(57)

Non-GAAP Gross Margin	$60,011	$48,492

Non-GAAP Gross Margin %	61%	61%

GAAP income from operations	$12,355	$201
Add: Deferred revenue write-down	224	1,204
Add: Fair value stock-based compensation	5,842	4,910
Add: Acquisition and restructuring costs	218	5,746
Add: Net change in contingent consideration obligation	1,211	433
Add: Deferred compensation expense - earn-out	424	(172)
Add: Amortization expense	3,914	3,622

Non-GAAP income from operations	$24,188	$15,944

GAAP net income attributable to common stockholders	$7,584	$476
Add: Deferred revenue write-down, net of tax	149	791
Add: Fair value stock-based compensation, net of tax	3,894	3,224
Add: Acquisition and restructuring costs, net of taxes	145	3,773
Add: Net change in contingent consideration obligation, net of Fx change, net of tax	1,211	403
Add: Deferred compensation expense - earn-out, net of tax	283	(113)
Add: Amortization expense, net of tax	2,609	2,379

Non-GAAP net income	$15,875	$10,933

Diluted non-GAAP net income per share	$0.39	$0.28

Weighted shares outstanding - Diluted	40,655	39,089

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Operating activities:
Net income	$7,584	$476
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	12,266	8,969
Amortization of bond premium	74	86
Deferred income taxes	3,112	(118)
Non-cash interest on leased facility	230	229
Stock-based compensation	5,842	4,910
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	(28,935)	5,519
Prepaid expenses and other current assets	816	4,499
Other assets	465	(384)
Accounts payable	(3,388)	(2,639)
Accrued expenses	(8,743)	(11,126)
Contingent consideration obligation	1,611	241
Excess tax benefit from the exercise of stock options	(385)	—
Other liabilities	1,249	1,247
Deferred revenues	(3,204)	3,325

Net cash (used in) provided by operating activities	(11,406)	15,234

Investing activities:
Purchases of fixed assets	(8,044)	(10,964)
Purchases of marketable securities available-for-sale	(1,244)	(13)
Maturities of marketable securities available-for-sale	315	4,791

Net cash used in investing activities	(8,973)	(6,186)

Financing activities:
Proceeds from the exercise of stock options	3,273	6,212
Excess tax benefit from the exercise of stock options	385	—
Proceeds from the sale of Treasury Stock in connection with an employee stock purchase plan	740	670
Payments on capital obligations	(324)	(760)

Net cash provided by financing activities	4,074	6,122

Effect of exchange rate changes on cash	64	(82)

Net increase (decrease) in cash and cash equivalents	(16,241)	15,088
Cash and cash equivalents at beginning of period	63,512	36,028

Cash and cash equivalents at end of period	$47,271	$51,116

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Cash Provided by Operating Activities

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Non-GAAP cash (used in) provided by operating activities and reconciliation:

Net cash (used in) provided by operating activities (GAAP)	$(11,406)	$15,234
Add: Tax benefits from stock options exercised	385	—

Adjusted cash flow (used in) provided by operating activities (Non-GAAP)	$(11,021)	$15,234